For Period ended 06/30/02                                             All Series
File Number 811-8672

Sub-Item 77Q1(f):  Exhibits
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KPMG

        112 East Pecan, Suite 2400                        Telephone 210 227 9272
        San Antonio, TX 78205-1585                              Fax 210 224 0126
                                                                    210 227 4707


August 9, 2002

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for USAA Life Investment Trust (the Trust) and, under the date of February 8, 2002, we reported on the separate financial statements of each of the five funds comprising the Trust as of and for the year ended December 31, 2001. On May 29, 2002 our appointment as accountants was terminated. We have read the Trust's statements included under
Item 77K of its Form N-SAR for the period ended June 30, 2002, and we agree with such statements.

Very truly yours,

KPMG LLP



                  KPMG LLP. KPMG LLP, a U.S. limited liability partnership, is a member of KPMG International, a Swiss association.